UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2002

Republic Resources, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 0-6580

Nevada                                                                                                                                    87-0285520
(State or other jurisdiction of                                                                                                 (I.R.S. Employer Identification No.)
incorporation or organization)

743 Horizon Court, Suite 333, Grand Junction, Colorado        81506-8715
(Address of principal executive offices)                                 Zip Code

     Registrant's telephone number, including area code: (970) 245-5917

Item 1.     CHANGES IN CONTROL OF REGISTRANT.

        (a) Each of the six institutional holders of Registrant’s outstanding Series C Redeemable Preferred Stock have agreed to surrender and exchange all outstanding shares of the Series C Preferred Stock for a total of 3.4 million shares of Registrant’s common stock on or before February 11, 2002. The following is a list of each holder of Series C Preferred Stock, showing the number of shares of Series C Preferred Stock formerly held and the number of shares of Registrant’s common stock issued in exchange:

                                                                       Shares of
                                                                      Common Stock
                                                                    to be Issued in
                                           Number of Shares         Exchange for the
Name and Address                        of Series C Preferred      Series C Preferred
----------------                        ---------------------      ------------------

Kayne Anderson Diversified
   Capital Partners, L.P.
1800 Avenue of the Stars
Floor 2
Century City, CA 90067                          19,503                  666,400

Arbco Associates, L.P.
1800 Avenue of the Stars
Floor 2
Century City, CA 90067                          16,000                  546,720

Kayne Anderson Non-Traditional
   Investments, L.P.
1800 Avenue of the Stars
Floor 2
Century City, CA 90067                          18,000                  615,060

Kayne Anderson Capital
Partners, L.P.
1800 Avenue of the Stars
Floor 2
Century City, CA 90067                           6,000                  205,020

Sandpiper & Co. fbo Metropoli-
tan Life Ins. Co Separate Acct
EN
C/O State Street Research &
   Management Company,
One Financial Center
Boston, MA 02111                                26,000                  888,420

Marine Crew & Co. fbo
Bellsouth Master Pension Trust
c/o State Street Research &
   Management Company,
   as Adviser
One Financial Center
Boston, MA 02111                                14,000                  478,380
                                             ---------               ----------
         Total                                  99,503                3,400,000
                                             =========               ==========

These stockholders agreed to exchange their Series C Preferred Stock for common stock of the Registrant at the Registrant’s request. Prior to the exchange, these stockholders owned a total of 922,583 shares of Registrant’s common stock, or 31.4% of the outstanding shares. Following the exchange, these six stockholders own a total of 4,322,583 shares, or 68.2% of Registrant’s issued and outstanding common stock.

        No representative of any of these stockholders now serves on the Board of Directors of Registrant and none of the stockholders, nor any representative of any of the stockholders, has requested representation on the Board of Directors or any other action by Registrant. However, at a special stockholders meeting each of the holders agreed to vote to approve the Purchase and Sale Agreement between Registrant and Harken Energy Corporation, described in Item 5 below.

Item 5     OTHER EVENTS.

        Registrant deferred payment of interest owed to holders of its outstanding $2,645,500 of 11% Convertible Debentures for the quarter ended December 31, 2001, which was due by January 10, 2002 and delinquent after January 30, 2002. The total amount of the unpaid interest obligation of Registrant is $73,349. Registrant intends to pay interest to holders of the Debentures for the fourth quarter of 2001 in the immediate future, using the Registrant’s existing cash.

        On January 31, 2002, Registrant entered into a Purchase and Sale Agreement with Harken Energy Corporation. Under the Purchase and Sale Agreement, Registrant agreed to sell and convey to Harken all of Registrant’s producing and proven oil and natural gas assets in the states of Louisiana and Texas, together with Registrant’s interest in two exploratory projects located in Jackson County, Texas. The assets to be sold constitute all of Registrant’s proved reserves of oil and natural gas and substantially all of Registrant’s oil and gas properties. As consideration for the sale, Harken agreed to issue common stock with a value of approximately $2.65 million and to make a future contingent payment based on 50% of the discounted present value of reserves which might be developed on the two exploratory properties by the end of 2003.

        The closing of the Purchase and Sale Agreement will be contingent upon several matters, principally including the following: (i) approval of the transaction by Registrant’s common stockholders; (ii) the agreement by the holders of at least 90% of the outstanding principal amount of Registrant’s 11% Convertible Debentures to surrender the Debentures for cancellation in exchange for the Harken common stock to be issued at closing and additional shares of Registrant’s common stock, and (iii) the approval by holders of all of Registrant’s outstanding Series C Convertible Preferred Stock. Registrant has agreed with the six holders of Series C Preferred Stock that the holders will exchange the Series C Preferred for: (a) 3.4 million shares of Registrant’s common stock, and (b) assignment of the contingent payment from Harken at closing of the Purchase and Sale Agreement.

        The Purchase and Sale Agreement must be closed, if at all, on or before April 15, 2002.

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS.

        (c)     Exhibits.

Exhibit 10.1 Purchase and Sale Agreement with Harken Energy Corporation dated January 31, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                      REPUBLIC RESOURCES, INC.

Date        February 8, 2001.                                                                     By: /s/ Patrick J. Duncan
                                                                                                                          Patrick J. Duncan, President